EXHIBIT 4(e)

                      FORM OF STOCK OPTION AGREEMENT

















































                               EXHIBIT 4(e)


Grantee:________________________   Grant Date:________________________

Exercise Price:_________________   Expiration Date:___________________

Number of Shares:_______________   Option Number: 96N-________________



                          STOCK OPTION AGREEMENT

          This Stock Option Agreement ("Agreement") is made as of the grant date set forth above between THE COLONEL'S INTERNATIONAL, INC., a Michigan corporation ("The Colonel's"), and the grantee named above ("Grantee").

          The Colonel's International, Inc. 1995 Long-Term Incentive Plan (the "Plan") is administered by the Stock Option Committee of Colonel's Board of Directors (the "Committee"). The Committee has determined that Grantee is eligible to participate in the Plan based upon Grantee's status as a Non-Employee Director of The Colonel's, The Colonel's, Inc., or Brainerd International Raceway, Inc. The Committee has granted stock options to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan.

          Grantee acknowledges receipt of a copy of the Plan and accepts this option subject to all of the terms, conditions, and provisions of this Agreement and the Plan.

     1. GRANT. The Colonel's grants to Grantee an option to purchase shares of The Colonel's common stock, par value $0.01 per share, as set forth above. This option is not an incentive stock option as defined in
Section 422(b) of the Internal Revenue Code of 1986, as amended.

     2. TERM AND DELAYED VESTING. The right to exercise this option shall commence on the Grant Date shown above and shall terminate on the Expiration Date shown above, which is 10 years after the Grant Date, unless earlier terminated under the Plan by reason of termination of director status. This option may be exercised at any time, in whole or in part, during its term.

     3. REGISTRATION AND LISTING. The stock options granted under this Agreement are conditional upon the effective registration or exemption of the Plan and the options granted under the Plan and the stock to be received upon exercise of options pursuant to the Plan under the Securities Act of 1933 and applicable state or foreign securities laws.

     4. EXERCISE. Grantee shall exercise this option by giving The Colonel's a written notice of the exercise of this option in the form of EXHIBIT A hereto. The notice shall set forth the number of shares to be purchased. The notice shall be effective when received by the Secretary at The Colonel's main office, accompanied by full payment (as set forth below) of the option price. The Colonel's will deliver or cause to be delivered to Grantee a certificate or certificates for such shares; PROVIDED, HOWEVER, that the time of delivery may be postponed for such period as may be required for The Colonel's with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, or any requirements under any other law, regulation or agreement applicable to the issuance, listing, or transfer of such shares. If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, Grantee's right to exercise the option with respect to such undelivered shares shall terminate.

     5. PAYMENT BY GRANTEE. When exercising this stock option, Grantee shall pay The Colonel's in cash, in shares of The Colonel's common stock (including common stock to be received upon a simultaneous exercise), or other consideration substantially equivalent to cash. When appropriate arrangements are made with a broker or other institution, payment may be made by a properly executed exercise notice directing delivery of shares to a broker, together with irrevocable instructions to the broker to delivery promptly to The Colonel's the amount of sale or loan proceeds to pay the exercise price.

     6. TRANSFERABILITY. This option is not transferable by Grantee except by will or according to the laws of descent and distribution and is exercisable during Grantee's lifetime only by Grantee or Grantee's legal representative. The Colonel's may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, place an appropriate restrictive legend upon any certificate representing shares issued pursuant to the exercise of this option, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

     7. TERMINATION OF DIRECTORSHIP. This option shall terminate three months after the termination of Grantee's directorship for any reason other than Grantee's death, disability, or retirement. If Grantee dies either while a director of The Colonel's, The Colonel's, Inc. or Brainerd International Raceway, Inc. or after termination of Grantee's directorship but during the time that Grantee could have exercised this option, Grantee's personal representative or other successor in interest shall have one year from Grantee's death to exercise this option. If Grantee becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), this three month period shall be one year. In the event of the Grantee's retirement, this option may be exercised by Grantee or Grantee's legal representative during the remaining term and the option in accordance with its terms.





                                      -2-
     8. SHAREHOLDER RIGHTS. Grantee shall have no rights as a shareholder with respect to any shares covered by this option until exercise of the option and payment for such shares.

     9. NO RIGHT TO DIRECTORSHIP. The grant of this option shall not impose upon The Colonel's any obligation to retain Grantee as a director of The Colonel's, The Colonel's Inc. or Brainerd International Raceway, Inc.. Any of the companies may at any time remove Grantee from Grantee's directorship in accordance with its Bylaws, Articles of Incorporation, or applicable law, free from any liability or claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with Grantee.

     10. CERTIFICATIONS. Grantee hereby represents and warrants that Grantee is acquiring the option granted under this Agreement for Grantee's own account and investment and without any intent to resell or distribute the shares upon exercise of the option. Grantee shall not resell or distribute the shares received upon exercise of the option except in compliance with such conditions as The Colonel's may reasonably specify to ensure compliance with federal and state securities laws.

     11. CORPORATE CHANGES. In the event of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares, or any other change in the corporate structure or shares of The Colonel's, the number and class of shares covered by this option and the exercise price are subject to adjustment as provided in the Plan.

     12. EFFECTIVE DATE. This option shall be effective as of the date first set forth above.

     13. AMENDMENT. This option shall not be modified except in a writing executed by the parties hereto.

     14. PLAN CONTROLS. The Plan is incorporated in this Agreement by reference. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of this Agreement shall control.

                              THE COLONEL'S INTERNATIONAL, INC.


                              By___________________________________________

                                 Its_______________________________________





                                      -3-
                              Grantee:

                              _____________________________________________
                              Signature


                              _____________________________________________
                              Print name











































                                      -4-
                                 EXHIBIT A

                                                          _________________
                                                                Date
(Name of Proper Recipient)
The Colonel's International, Inc.
620 South Platt Road
Milan, Michigan 48160

Attention:  Corporate Secretary

I hereby exercise Option No. _____ granted to me on ___________ to the extent of ____ shares of $0.01 par value Common Stock of The Colonel's International, Inc., at an exercise price of $_____.

Pursuant to the terms and conditions of said option, payment is made as follows:

                                    OPTION         TOTAL
                    SHARES          PRICE          COST
                  _________      $_________      $________

     1.   By surrendering shares of Common Stock of The Colonel's
          International, Inc. ___ (please check if applicable)

     2. By delivering shares to ____________ (broker), who shall then deliver to The Colonel's International, Inc. the sale proceeds ___ (please check if applicable)

     3.   Cash

          Check payable to The Colonel's International, Inc.
          Amount $_________

     4.   Cash equivalent _____ (please check if applicable)

I hereby represent to you that it is my intention to acquire said shares for investment and not for resale.

                              Very truly yours,

                              _____________________________________________
                              Print Name of Holder

                              _____________________________________________
                              Signature of Holder


                              _____________________________________________
                              Social Security Number

                              _____________________________________________
                              Other Name, if Joint Ownership